                                                                   Exhibit 23.3

PRICEWATERHOUSECOOPERS

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                                               PricewaterhouseCoopers LLP
                                               Chartered Accountants
                                               5700 Yonge Street
                                               Suite 1900
November 16, 1998                              North York Ontario
                                               Canada M2M 4K7
                                               Telephone +1 (416) 218 1500
                                               Facsimile +1 (416) 218-1499
                                               Direct Tel. +1 (416) 218-1432
                                               Direct Fax +1 (416) 218-1499



Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company"), of our report dated February 20, 1998 relating to our audit of the Company's consolidated balance sheets as at December 31, 1997 and 1996 and the consolidated statements of operations and deficit and consolidated changes in cash flows for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 20-F dated May 8, 1998, and to the reference in the Registration Statement to our firm under the heading "Experts."



/s/ PricewaterhouseCoopers LLP
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Chartered Accountants

PricewaterhouseCoopers LLP is a Canadian member form of PricewaterhouseCoopers International, an English company limited by guarantee.